                               KIRKLAND & ELLIS                      EXHIBIT 5.1
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:                                             Facsimile:
312 861-2000                                                      312 861-2200


                                 June 16, 1998

Hines Horticulture, Inc.
12621 Jeffrey Road
Irvine, California  92620


      Re:  Registration Statement on Form S-1
           ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Hines Horticulture, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 6,206,608 shares of its Common Stock, par value $.01 per share (the "Common Stock"), including 809,557 shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 (File No. 333-51943), originally filed with the Securities and Exchange Commission (the "Commission") on May 6, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). Of the shares of Common Stock to be registered pursuant to the Registration Statement, up to 5,809,557 are being offered by the Company (the "Primary Shares") and 397,051 shares are being offered by certain selling stockholders (the "Secondary Shares").

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the State of Illinois, the General

Corporation law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Primary Shares have been duly authorized and, when the Registration Statement becomes effective under the Act, the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Primary Shares, the Primary Shares have been issued in accordance with the terms of the Underwriting Agreement, upon receipt of the consideration contemplated thereby, and certificates representing the Primary Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's Registrar, the Primary Shares will be validly issued, fully paid and nonassessable.

     (2) The Secondary Shares are validly issued, fully paid and nonassessable. For purposes of the foregoing opinion, we have relied on the opinion of Schreck Morris, dated as June 15, 1998, attached hereto as Exhibit A, that any of the Secondary Shares that were outstanding as of August 4, 1995 were validly issued, fully paid and nonassessable as of such date.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Primary Shares and the sale of the Secondary Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present statutes be changed by legislative action, judicial decision or otherwise.


                                Very truly yours,

                                /s/ Kirkland & Ellis

                                KIRKLAND & ELLIS

                                SCHRECK MORRIS                         EXHIBIT A
                          1200 Bank of America Plaza
                            300 South Fourth Street
                            Las Vegas, Nevada 89101



                                 June 16, 1998


Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Hines Holdings, Inc., a Nevada corporation (formerly known as Macluan Capital (Nevada) Inc., a Nevada corporation) (the "Company"), and its subsidiary, Sun Gro Horticulture Inc., a Nevada corporation ("Sun Gro") in connection with the merger of the Company with and into Hines Horticulture, Inc., a Delaware corporation ("Hines Delaware") and, thereafter, the issue and sale by Hines Delaware and the sale by certain Selling Stockholders of Hines Delaware of an aggregate of up to 6,206,608 shares of Common Stock, par value $.01 per share, including 809,557 shares to cover over-allotments, pursuant to Hines Delaware's Registration Statement on Form S-1 (File No. 333-51943) (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). You have requested that our firm issue this opinion in connection with the opinion your firm is issuing which will be attached to the Registration Statement as Exhibit 5.1 thereto.

     For the purpose of rendering this opinion, we have examined (i) that certain opinion dated August 4, 1995 issued by Schreck, Jones, Bernhard, Woloson & Godfrey, Chtd., special Nevada counsel to the Company and Sun Gro (the "Prior Opinion"), a copy of which is attached hereto, which Prior Opinion was addressed to Hines Horticulture, Inc., a Nevada corporation ("Hines Horticulture") in connection with the acquisition by Madison Dearborn Capital Partners, L.P. and Hines Horticulture of the Company by way of the merger of Hines Horticulture into the Company, (ii) all records, documents and instruments referenced in the Prior Opinion, and (iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed in our judgment as necessary or appropriate to enable us to render the opinions expressed below. We have been furnished with, and with your consent have relied

Kirkland & Ellis
June 15, 1998
Page -2-


upon, (x) the Officer's Certificates dated August 4, 1995 described in subparagraph (g) on page 2 of the Prior Opinion, (y) an Officer's Certificate of the Company of even date herewith with respect to certain factual matters as of August 4, 1995, and (z) the statements of fact and the representations and warranties as to factual matters contained in the documents referenced in the Prior Opinion; however, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company and Sun Gro.

     Based upon the foregoing, and subject to all of the assumptions, exceptions, limitations and qualifications set forth in the Prior Opinion, all of which are incorporated herein by this reference, we are of the opinion that paragraph 4 of the Prior Opinion, as and to the extent it applies to the Company and Sun Gro only, was true and accurate as of the date of the Prior Opinion.

     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the internal laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

     The opinions expressed herein are based upon the applicable laws, rules and regulations in effect and the facts in existence as of the date of the Prior Opinion. In delivering this letter to you, we have assumed no obligation, and we advise you that, other than as described herein, we have made no effort, to update the opinions set forth in the Prior Opinion, to conduct any inquiry into the continued accuracy of such opinions, or to apprise you of any facts, matters, transactions, events or occurrences that have taken place after the date of the Prior Opinion, which may have affected the opinions set forth therein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

     This opinion is rendered only to you in your capacity as counsel to the Company and its subsidiaries for the limited purpose of rendering your opinion as described above. Neither this opinion nor the Prior Opinion may be relied upon for any other purpose, or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Kirkland & Ellis
June 15, 1998
Page -3-


     We hereby consent to the filing of this opinion with the Commission as an exhibit to Exhibit 5.1 of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              SCHRECK MORRIS

                  SCHRECK, JONES, BERNHARD, WOLOSON & GODFREY
                         600 East Charleston Boulevard
                            Las Vegas, Nevada 89104


                                August 4, 1995



Hines Horticulture, Inc.
c/o Madison Dearborn Capital Partners, L.P.
Three First National Plaza, Suite 1330
Chicago, Illinois  60602

          Re:  Sale of Macluan Capital (Nevada) Inc.


Ladies and Gentlemen:

          We have acted as special Nevada counsel to Macluan Capital (Nevada) Inc., a Nevada corporation (the "Company"), and its subsidiaries, Agri Holdings Inc., a Nevada corporation ("Agri Holdings"), Sun Gro Horticulture Inc., a Nevada corporation ("Sun Gro") and Oregon Garden Products Inc., a Nevada corporation ("OGP", and, together with Agri Holdings, and Sun Gro, the "Nevada Subsidiaries") in connection with the acquisition by Madison Dearborn Capital Partners, L.P., an Illinois limited partnership ("MDCP") and Hines Horticulture, Inc., a Nevada corporation ("Buyer") of the Company by way of the merger of Buyer into the Company, as set forth in that certain Acquisition Agreement dated as of July 20, 1995 by and among the Company, MDCP and Buyer, as amended by Amendment No. 1 to Acquisition Agreement dated as of August 4, 1995 (collectively, the "Acquisition Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement.

          In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including:

          a. The Articles of Incorporation of each of the Company and the Nevada Subsidiaries, as amended to date;

          b. The Bylaws of each of the Company and the Nevada Subsidiaries, as amended to date;

Hines Horticulture, Inc.
August 4, 1995
Page 2


          c. All records of proceedings and actions of the Boards of Directors of the Company and the Nevada Subsidiaries relating to the Acquisition Agreement and the transactions contemplated thereby;

          d.   The Acquisition Agreement;

          e. Good standing certificates with respect to the good standing of the Company, Agri Holdings and OGP issued by the office of the Secretary of State of Nevada dated August 1, 1995, and with respect to the good standing of Sun Gro, the certificate dated August 3, 1995;

          f. Letter from the Nevada Department of Taxation dated August 2, 1995, responding to our inquiries regarding the tax and business license status of each of the Company and the Nevada Subsidiaries in the State of Nevada, and written confirmation of the Department of Taxation of the filing of business registration applications for Agri Holdings and Sun Gro on August 3, 1995; and

          g. Officer's Certificates dated August 4, 1995, of the Company and each of the Nevada Subsidiaries, and all other certificates of secretaries and other officers of the Company and each Nevada Subsidiary required by or delivered in connection with the Acquisition Agreement (collectively, "Officer's Certificates");

We have also examined such questions of law as we consider necessary or appropriate for the purpose of such opinions.

          Without limiting the generality of the foregoing, in rendering these opinions, we have, with your permission, assumed without independent verification (i) the genuineness of all signatures, (ii) that each party other than the Company and the Nevada Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (iii) the power and authority of each party other than the Company and the Nevada Subsidiaries signing such documents to execute, deliver and perform such instruments, documents and agreements to which such party is a signatory, (iv) that each of the parties has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with its respective terms,
(v) that each natural person executing any such instrument, document, or agreement has sufficient legal capacity to do so, (vi)

Hines Horticulture, Inc.
August 4, 1995
Page 3


that all documents submitted to us as originals are authentic, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, (vii) that there are no oral or written modifications of or amendments to the documents we have examined, or which would constitute a waiver of any of the provisions thereof by actions or conduct of the parties or otherwise, and (viii) the accuracy and completeness of all corporate records made available to us by each of the Company and the Nevada Subsidiaries.

          In our examination of documents, we have assumed the truthfulness of all statements of fact contained therein. When relevant facts were not independently established, we have relied on representations made in or pursuant to certificates of the officers of each of the Company and the Nevada Subsidiaries.

          We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of Nevada. We express no opinion herein concerning any federal law, including any federal securities law, or any state securities law.

          Based on the foregoing, and limited as aforesaid, we are of the opinion that:

          (1) The Company and each of the Nevada Subsidiaries are corporations validly existing and in good standing under the laws of the State of Nevada.

          (2) The Company and each of the Nevada Subsidiaries have all necessary corporate power and authority to own and operate their respective properties and to carry on their respective businesses as presently conducted.

          (3) The Company and each of the Nevada Subsidiaries have all necessary power and authority to execute, deliver and perform its obligations under the Acquisition Agreement and all other agreements that are exhibits thereto to which they are a party (collectively, the "Transaction Documents").

          (4) Based on a review of the corporate records of the Company and each of the Nevada Subsidiaries, immediately (a) prior to the consummation of any of the transactions contemplated by the Transaction Documents and (b) after the Merger has become effective, all of the outstanding shares of capital stock of the Company and each of the Nevada Subsidiaries will be duly authorized, validly issued, fully paid and nonassessable.

Hines Horticulture, Inc.
August 4, 1995
Page 4


          (5) The Transaction Documents have been duly authorized by the Company and each of the Nevada Subsidiaries. Upon execution by any officer of the Company and the Nevada Subsidiaries, the Transaction Documents to which the Company and such Nevada Subsidiaries are parties will have been duly executed.

          This opinion is being furnished only to you and is solely for your benefit in connection with the Acquisition Agreement. This opinion may not be relied upon or used by you for any other purpose, or otherwise circulated or furnished to, quoted from, referred to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that Bankers Trust Company, BT Commercial Corporation and the other lenders to the initial Credit Agreement dated as of August 4, 1995, may each rely on this opinion to the same extent as if it were addressed directly to it.

                              Yours very truly,

                              SCHRECK, JONES, BERNHARD,
                                WOLOSON & GODFREY